                                 Exhibit 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 12, 2002 relating to the financial statements and the Financial Statement Schedule, which appears in the Annual Report on Form 20-F of Trend Micro Incorporated for the year ended December 31, 2001.


/s/ PricewaterhouseCoopers


PricewaterhouseCoopers
Tokyo, Japan

April 3, 2003